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                                                                    EXHIBIT 23.4
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "AdForce Selected Historical Condensed Financial Information" and "Experts" and to the use of our report dated February 5, 1999, except for the second paragraph of Note 8, as to which the date is April 30, 1999, with respect to the financial statements of AdForce, Inc. included in the Proxy Statement of AdForce, Inc. that is made part of the Registration Statement (Form S-4) and related Prospectus of CMGI, Inc. for the registration of 6,573,670 shares of its common stock.

Our audit also included the financial statement schedule of AdForce, Inc. as listed in Item 21(b) of Part II of the Registration Statement (Form S-4). This
schedule is the responsibility of AdForce's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

San Jose, California
December 2, 1999